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                                                                    EXHIBIT 16.1



                                                                 [ANDERSEN LOGO]


Office of the Chief Accountant                              Arthur Andersen LLP
Securities and Exchange Commission                          Suite 5600
450 Fifth Street, N.W.                                      901 Main Street
Washington, D.C. 20549                                      Dallas TX 75202-3799

April 8, 2002                                               www.andersen.com

Dear Sir/Madam:

We have read the third paragraph of Item 4 included in the Form 8-K dated April 8, 2002 of PolyOne Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

BY /s/ William M. Henry
  ----------------------
   William M. Henry

CAB

cc:  Mr. Richard A. Lorraine, Executive Vice President and
     Chief Financial Officer
     Occidental Chemical Corporation

     Mr. W. David Wilson, Vice President and Chief Financial Officer PolyOne Corporation